                                                                    Exhibit 99.1
                                                                    ------------




                          Audited Financial Statements
                        and Other Financial Information

                       ROBBINS & MYERS, INC. SAVINGS PLAN
                        FOR UNION EMPLOYEES OF PFAUDLER

                     Years ended December 31, 1994 and 1993
                      with Report of Independent Auditors

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                          Audited Financial Statements
                        and Other Financial Information


                     Years ended December 31, 1994 and 1993



                                                   TABLE OF CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Audited Financial Statements

Statements of Assets Available for Plan Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Statement of Changes in Assets Available for Plan Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5


Other Financial Information

Schedule of Assets Held for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Transactions or Series of Transactions in Excess of 5 Percent of the
  Current Value of Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ERNST & YOUNG LLP
                         1 Citizens Federal Centre         Phone: 513 223 2000
                         Suite 1800
                         Dayton, Ohio 45402


                         REPORT OF INDEPENDENT AUDITORS

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees of Pfaudler

We were engaged to audit the accompanying financial statements and schedules of the Robbins & Myers, Inc. Savings Plan for Union Employees of Pfaudler, formerly the Eagle Industries, Inc. and Affiliates Savings Plan for Union Employees, as of December 31, 1994 and for the year then ended as listed in the table of contents. These financial statements and schedules are the responsibility of the Plan's management. Other auditors were engaged to audit the financial statements and schedules of the Plan for the year ended December 31, 1993. Their report dated July 18, 1994 disclaimed an opinion on those statements as permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the investment information, which was certified by Delaware Charter Trust, the trustee of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the trustee as of and for the year ended December 31, 1994 that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the investment information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                                                            Ernst & Young LLP

July 13, 1995

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                Statements of Assets Available for Plan Benefits


                                                            DECEMBER 31
                                                      1994             1993
                                                  ---------------------------
ASSETS
Investments at fair value (Note 2):
  VMMR Prime Portfolio                             $ 153,017        $ 124,285
  Vanguard Wellington Fund                           399,601          279,466
  Vanguard Windsor II                                179,936          125,398
  Vanguard Index Small Capitalization Portfolio       58,612           40,187
                                                  ---------------------------
                                                     791,166          569,336

Investments at contract value (Note 2):
  GIC I-91                                                 -          153,043
  GIC I-92                                                 -          167,246
  Variable GIC                                       688,787          215,475
                                                  ---------------------------
                                                     688,787          535,764
                                                  ---------------------------
Total investments                                  1,479,953        1,105,100

Contributions receivable:
  Employee                                            36,049           36,520
  Employer                                            15,281           12,174
                                                  ---------------------------
Assets available for plan benefits                $1,531,283       $1,153,794
                                                  ===========================

See accompanying notes.

                             Robbins & Myers, Inc.
                  Savings Plan for Union Employees of Pfaudler

           Statement of Changes in Assets Available for Plan Benefits

                      For the year ended December 31, 1994


                                                                     VANGUARD INDEX
                                   VMMR        VANGUARD     VANGUARD      SMALL
                                   PRIME      WELLINGTON    WINDSOR  CAPITALIZATION   GIC      GIC         VARIABLE
                                 PORTFOLIO       FUND          II       PORTFOLIO     I-91     I-92          GIC        TOTAL
                                 --------------------------------------------------------------------------------------------------
ADDITIONS
Employee contributions           $  31,668  $  95,667    $  53,636    $19,075    $      -    $      -    $163,003    $ 363,049
Employer contributions              14,601     40,559       23,125      7,743           -           -      70,422      156,450
Dividends and interest               5,597     16,831       10,823      2,208          42       8,984      25,011       69,496
Transfers in                           325     26,266        2,766      2,803           -           -     313,260      345,420
                                 --------------------------------------------------------------------------------------------------
Total additions                     52,191    179,323       90,350     31,829          42       8,984     571,696      934,415

DEDUCTIONS
Withdrawals                         11,996     39,995       21,204      9,253           -      14,619      79,714      176,781
Transfers out                       11,242          7            -          1     153,085     161,611      19,474      345,420
                                 --------------------------------------------------------------------------------------------------
Total deductions                    23,238     40,002       21,204      9,254     153,085     176,230      99,188      522,201

Unrealized and realized
  depreciation in fair value of
  investments                            -     18,857       13,075      2,793           -           -           -       34,725
                                 --------------------------------------------------------------------------------------------------
Net additions (deductions)          28,953    120,464       56,071     19,782     (153,043)  (167,246)     472,508     377,489

Assets available for plan benefits
  at January 1, 1994               128,888    292,053      131,786     41,689     153,043     167,246      239,089   1,153,794
                                 --------------------------------------------------------------------------------------------------
Assets available for plan benefits
  at December 31, 1994
                                  $157,841   $412,517     $187,857    $61,471    $      -    $      -     $711,597  $1,531,283
                                 ===================================================================================================

See accompanying notes.

                             Robbins & Myers, Inc.
                  Savings Plan for Union Employees of Pfaudler

           Statement of Changes in Assets Available for Plan Benefits

                      For the year ended December 31, 1993


                                                                     VANGUARD INDEX
                                   VMMR        VANGUARD     VANGUARD      SMALL
                                   PRIME      WELLINGTON    WINDSOR  CAPITALIZATION   GIC      GIC         VARIABLE
                                 PORTFOLIO       FUND          II       PORTFOLIO     I-91     I-92          GIC           TOTAL
                                 --------------------------------------------------------------------------------------------------
ADDITIONS
Employee contributions            $  42,987    $  97,451   $  50,920   $13,248   $       -   $      -       $197,448    $   402,054
Employer contributions               12,795       28,288      14,844     3,914           -          -         57,944        117,785
Dividends and interest                3,232       15,560       6,814     2,397           -          -         27,706         55,709
Transfers in                              -        3,841           -     2,851     153,043    167,246              -        326,981
                                 --------------------------------------------------------------------------------------------------
Total additions                      59,014      145,140      72,578    22,410     153,043    167,246        283,098        902,529

DEDUCTIONS
Withdrawals                          21,383       20,109       6,543     3,513           -          -         66,580        118,128
Transfers out                         1,634            -       3,946         -           -          -        321,401        326,981
                                 --------------------------------------------------------------------------------------------------
Total deductions                     23,017       20,109      10,489     3,513           -          -        387,981        445,109

Unrealized and realized
  appreciation in fair value of
  investments                             -       10,859       4,569     2,956           -          -              -         18,384
                                 --------------------------------------------------------------------------------------------------
Net additions (deductions)           35,997      135,890      66,658    21,853     153,043    167,246      (104,883)        475,804

Assets available for plan benefits
  at January 1, 1993                 92,891      156,163      65,128    19,836           -          -        343,972        677,990
                                 --------------------------------------------------------------------------------------------------
Assets available for plan benefits
  at December 31, 1993
                                   $128,888     $292,053    $131,786   $41,689    $153,043   $167,246       $239,089     $1,153,794
                                 ==================================================================================================

See accompanying notes.

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                        Notes to Financial Statements

                              December 31, 1994

1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. Savings Plan for Union Employees of Pfaudler (the
Plan) was the Eagle Industries, Inc. and Affiliates Savings Plan for Union Employees. On June 30, 1994, Eagle Industries, Inc. sold Pfaudler, Inc. and Subsidiaries to Robbins & Myers, Inc. (the Company). As a result of the sale, the Company became the plan sponsor and the name of the Plan was changed.

The Plan is a defined contribution plan which covers hourly employees of Pfaudler, Inc. who are covered by a collective bargaining agreement at its United States operations.

Each year, participants can make pretax and/or after-tax basic contributions up to a maximum of 6 percent of annual compensation as defined in the Plan. Participants may also make after-tax supplemental contributions up to 6 percent of compensation. Effective September 18, 1993, the plan sponsor contributes 50% of each participant's basic contribution. Prior to that date, the plan sponsor contributed 25% to 50% of the basic contribution.

Participants are immediately vested in their contributions, as well as the Company's matching contribution and any earnings on these contributions. Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company. Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                   Notes to Financial Statements (continued)


2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

RECLASSIFICATION

Certain 1993 amounts have been reclassified to conform with 1994 presentation.

INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The guaranteed investment contract funds are valued at their contract values.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation and depreciation on securities represent the difference between fair value at the beginning of the period and the end of the period.

3. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. During fiscal year 1994, the Plan was amended. A tax ruling or determination letter involving this amendment has not been received. The Corporate Benefits Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                   Notes to Financial Statements (continued)


4. INVESTMENTS

The fair value of individual investments that represent 5 percent of more of Plan's fair value of net assets available for plan benefits is as follows:

                                                 DECEMBER 31
                                            1994         1993
                                        ---------------------------

     VMMR Prime Portfolio                   $153,017    $124,285
     Vanguard Wellington Fund                399,601     279,466
     Vanguard Windsor II                     179,936     125,398
     Variable GIC                            688,787     215,475

                          Other Financial Information

                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

                     Schedule of Assets Held for Investment

                               December 31, 1994


                                                                                          CURRENT
DESCRIPTION OF INVESTMENT                           UNITS                  COST            VALUE
---------------------------------------------------------------------------------------------------
VMMR Prime Portfolio                             153,017.110           $   153,017       $  153,017
Vanguard Wellington                               20,608.620               418,395          399,601
Vanguard Windsor II                               11,373.984               193,383          179,936
Vanguard Index Small Capitalization
  Portfolio                                        3,910.046                61,479           58,612
Variable GIC                                     688,787.390               688,787          688,787
                                                                        ----------------------------
                                                                        $1,515,061       $1,479,953
                                                                        ============================


                       Robbins & Myers, Inc. Savings Plan
                        for Union Employees of Pfaudler

Transactions or Series of Transactions in Excess of 5 Percent of the Current Value of Plan Assets

                      For the year ended December 31, 1994


                           DESCRIPTION       NUMBER                  NUMBER
   IDENTITY OF                  OF             OF       PURCHASE       OF    SELLING     HISTORICAL      CURRENT      NET GAIN
  PARTY INVOLVED              ASSETS        PURCHASES     PRICE      SALES    PRICE        COST          VALUE         (LOSS)
-----------------------------------------------------------------------------------------------------------------------------
CATEGORY (I)--A SINGLE TRANSACTION IN EXCESS OF 5 PERCENT OF PLAN ASSETS
GIC I-91                  Participating Units    1   $         43      -  $      -      $      43       $     43      $   -
GIC I-91                  Participating Units    -              -      1   153,085        153,085        153,085          -

CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
GIC I-91                  Participating Units    1             43      -         -             43             43          -
GIC I-91                  Participating Units    -              -      1   153,085        153,085        153,085          -
VMMR Prime Portfolio      Participating Units    *         51,970      -         -         51,970         51,970          -
VMMR Prime Portfolio      Participating Units    -              -      *    23,238         23,238         23,238          -
Vanguard Wellington Fund  Participating Units    *        178,993      -         -        178,993        178,993          -
Vanguard Wellington Fund  Participating Units    -              -      *    40,001         40,064         40,064        (63)
Vanguard Windsor II       Participating Units    *         88,817      -         -         88,817         88,817          -
Vanguard Windsor II       Participating Units    -              -      *    21,204         20,833         20,833        371
GIC I-92                  Participating Units    *          8,984      -         -          8,984          8,984          -
GIC I-92                  Participating Units    -              -      *   176,230        176,230        176,230          -
Variable GIC              Participating Units    *        572,500      -         -        572,500        572,500          -
Variable GIC              Participating Units    -              -      *    99,188         99,188         99,188          -

There were no reportable category (i), (ii), or (iv) transactions for the year.

*Information not available.

9